Exhibit 99.7

ALLSCRIPTS-MISYS HEALTHCARE SOLUTIONS 222 MERCHANDISE MART, SUITE 2024 CHICAGO, IL 60654

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends a vote
FOR proposals 1 and 2.					For	Against	Abstain
1

Approval of the issuance of Allscripts common stock in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of June 9, 2010, by and among Allscripts-Misys Healthcare Solutions, Inc., Arsenal Merger Corp. and Eclipsys Corporation.

					☐	☐	☐
2	Approval of a proposal to adjourn the Allscripts special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of proposal 1.				☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. (see reverse for instructions)		☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com.

ALLSCRIPTS-MISYS HEALTHCARE SOLUTIONS

This proxy is solicited by the Board of Directors

Special Meeting of the Shareholders

8/13/2010 9:00 AM

The undersigned hereby appoints Glen Tullman and Lee Shapiro as proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them acting singly, to represent and vote, as designated below, all the shares of common stock of Allscripts-Misys Healthcare Solutions, Inc., a Delaware corporation (“Allscripts”), held of record by the undersigned at the close of business on July 13, 2010 at the Special Meeting of Stockholders to be held August 13, 2010, promptly at 9:00 a.m. local time at the offices of Sidley Austin LLP, located at One South Dearborn, Chicago, Illinois 60603, or any adjournment or postponement thereof (the “Special Meeting”), and authorizes and instructs said proxies to vote in the manner directed below.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR all of the proposals set forth above. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Special Meeting. If you wish to vote by telephone or via the Internet, please read the directions on the reverse side.

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SUBMIT YOUR PROXY PROMPTLY BY TELEPHONE OR THROUGH THE INTERNET OR BY SIGNING, DATING AND RETURNING THE PROXY CARD IN THE ENCLOSED PREPAID ENVELOPE.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

(IMPORTANT TO BE SIGNED AND DATED ON REVERSE SIDE)